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                                                                     EX-99.d.14a

                     FORM OF CERTIFICATE OF THE SECRETARY
                                      of
                               THE BRINSON FUNDS

 RESOLUTIONS AMENDING AND RESTATING THE INVESTMENT ADVISORY AGREEMENT FOR THE
                         GLOBAL TECHNOLOGY FUND SERIES

     Pursuant to the Investment Advisory Agreement dated May 23, 2000 of The Brinson Funds, a Delaware business trust (the "Trust"), the undersigned does hereby certify the following:

     1.   She is the duly elected, qualified and acting Secretary of the Trust.

     2. Attached hereto and incorporated by reference into the Trust's Investment Advisory Agreement dated May 23, 2000, is a true and complete copy of the resolutions adopted by the Board of Trustees of the Trust (the "Resolutions") with respect to the amendment and restatement of the Investment Advisory Agreement for the Global Technology Fund series of the Trust.

     3. The Resolutions were unanimously adopted by the Trust's Board of Trustees at a meeting duly called and held on August 21, 2000 and, unless subsequently amended by resolutions duly adopted by the Board of Trustees of the Trust, have remained in full force and effect as of the date hereof.

     IN WITNESS WHEREOF, the undersigned has caused this certificate to be signed on this 21/st/ day of August, 2000.


(Trust Seal)                            ___________________________________
                                        Carolyn M. Burke, Secretary
                                        The Brinson Funds
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       Resolutions Adopted August 21, 2000 and Incorporated by Reference
                    Into the Investment Advisory Agreement
                              dated May 23, 2000

          RESOLUTIONS AMENDING AND RESTATING THE INVESTMENT ADVISORY
                AGREEMENT FOR THE GLOBAL TECHNOLOGY FUND SERIES

WHEREAS, the Board of Trustees, including the Trustees who are not parties to any of the Investment Advisory Agreements (the "Advisory Agreements") between the Trust, on behalf of each of the Trust's series, and Brinson Partners, Inc. (the "Advisor"), and who are not "interested persons" (as that term is defined in the 1940
               Act) of any party to the Advisory Agreements (the "Non-Interested Trustees"), has determined that appointing a sub-advisor to manage the U.S. Small Cap Growth Fund, U.S. Large Cap Growth Fund, High Yield Fund, Global Biotech Fund, Global Technology Fund and U.S. Real Estate Equity Fund (collectively, the "Sub-Advised Series") is in the best interests of the Trust, the Sub-Advised Series and their shareholders; and

WHEREAS, the Advisory Agreements do not currently permit the Advisor to delegate any of its advisory responsibilities under the Advisory Agreements and, therefore, the Advisory Agreements for each of the Sub-Advised Series must be amended in order to appoint a sub-advisor; and

WHEREAS, the Board of Trustees, including the Non-Interested Trustees, has determined that amending the Sub-Advised Series' Advisory Agreements to allow for the appointment of a sub-advisor is in the best interests of the Trust, the Sub-Advised Series and their shareholders;

NOW, THEREFORE, BE IT

RESOLVED,      that the form, terms and conditions of each of the Sub-Advised
               Series' Advisory Agreements, as amended, by and between the Trust and the Advisor, in substantially the form presented at this meeting, with such changes thereto as may be recommended by Trust counsel, are hereby approved by the Board of Trustees (all
               Trustees voting) and separately by the Non-Interested Trustees;
               and

FURTHER
RESOLVED,      that each of the Sub-Advised Series' Advisory Agreements, as amended, be submitted, together with the Board's recommendation that the Sub-Advised Series' Advisory Agreements, as amended, be approved, to the shareholders of each respective Sub-Advised
               Series for consideration and approval at the Special Meeting of
               Shareholders of the Sub-Advised Series that is to be held on or about October 30, 2000; and
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FURTHER
RESOLVED,      that, subject to shareholder approval, the appropriate officers of the Trust are hereby authorized and directed to enter into and execute each such Advisory Agreement, with such modifications as the officer executing the Advisory Agreement may determine, with the advice of Trust counsel, to be necessary or appropriate or as may be required to conform with the requirements of any applicable statute, regulation or regulatory body.